Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund
333-59064
811-10351


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
               786,040
                      321
   Against
                 69,921
                        27
   Abstain
                 18,757
                      192
   Broker Non-Votes
               226,087
                         -
      Total
            1,100,805
                      540



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
               786,699
                      324
   Against
                 69,265
                        27
   Abstain
                 18,754
                      189
   Broker Non-Votes
               226,087
                         -
      Total
            1,100,805
                      540



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012598.